EXHIBIT 10.5

GUARANTEE

This Guarantee of Interest and Recourse Obligations (the "Guarantee") is executed as of this 30th day of December, 2005.

BETWEEN:

PRIME GROUP REALTY, L. P.,

a Delaware limited partnership having its principal place of business at 77 Wacker Drive, Suite 3900, Chicago, Illinois 60601

(hereinafter referred to as "Guarantor"),

for the benefit of

IPC INVESTMENTS HOLDINGS CANADA INC.,

an Ontario, Canada corporation having its principal place of business at Suite 705, South Tower, 175 Bloor Street East, Toronto, Ontario M4W 3R8

(hereinafter referred to as "Lender").

WHEREAS Lender has made a loan in the amount of $55,000,000 (the "Loan") to Prime Dearborn Equities LLC, a Delaware limited liability company (the "Borrower") pursuant to that certain Loan Agreement of even date herewith between Borrower and Lender (the "Loan Agreement"), evidenced by that Promissory Note made by Borrower to the order of Lender (the "Note");

AND WHEREAS Guarantor is the owner of a direct or indirect interest in Borrower and will benefit from the Loan.

NOW THEREFORE as an inducement to Lender to make the Loan, and for other good and valuable consideration the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1

NATURE AND SCOPE OF GUARANTEE

1.1	Guarantee of Obligation.

Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether upon demand by Lender or by lapse of time, by acceleration of maturity or otherwise.

1.2	Definition of Guaranteed Obligations.

As used herein, the term "Guaranteed Obligations" shall mean the obligations and liabilities of Borrower to Lender for:

(a)	the payment of Basic Interest in the amounts and at the times required by the Loan Agreement;
(b)

any and all loss, damage, cost, expense, liability, claim or other obligation (including attorneys' fees and costs reasonably incurred) actually incurred or suffered by Lender and arising out of or in connection with the following:

(i)	fraud or intentional misrepresentation by Borrower or Guarantor in connection with the Loan;
(ii)	failure by Borrower to observe the covenants in sections 5.3 (Single Purpose Entity) or section 5.4 (Change of Name, Identity or Structure) of the Loan Agreement;
(iii)	the removal or disposal of any portion of the Project during an Event of Default; and
(iv)	the misappropriation or conversion of any sums required to be deposited into the Lockbox Agreement.
(c)	The payment of the Outstanding Amount and all accrued and unpaid Complete Interest thereon:
(i)

in the event (A) that the granting of any collateral under any of the Loan Documents or the execution of any of the Loan Documents by Borrower is set aside or voided as a fraudulent transfer, fraudulent conveyance or preference under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (B) of Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (C) of the filing of an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, which filing was facilitated, coordinated or directed by Borrower, Guarantor or any Affiliate of Borrower or Guarantor; (D) of Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (E) of Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for

Borrower or any portion of its assets; (F) of Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(ii)

if Borrower fails to maintain its status as a special purpose entity as required by, and in accordance with, the terms and provisions of the Loan Agreement, and by reason thereof any of the assets of Borrower are consolidated into the Bankruptcy Action of any Person; or

(iii)	if Borrower fails to obtain Lender's prior consent to the incurrence of any Indebtedness (other than the Loan) or any Transfer or encumbering of Borrower's assets, as required by the Loan Agreement.
1.3	Nature of Guarantee.

This Guarantee is an irrevocable, absolute, continuing guarantee of payment and performance and not a guarantee of collection. This Guarantee may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to such Guaranteed Obligations. This Guarantee may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4	Guaranteed Obligations Not Reduced by Offset.

The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5	Payment By Guarantor.

If all or any part of the Guaranteed Obligations shall not be punctually paid by Borrower when due, whether on a monthly Payment Date or on demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender (which may be made on more than one occasion) and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender's address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6	No Duty To Pursue Others.

It shall not be necessary for Lender, in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (b) enforce Lender's rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender's rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guarantee, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7	Waivers.

Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guarantee, (c) any amendment or extension of the Note, the Loan Agreement or of any other Loan Documents, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower's execution and delivery of any promissory notes or other documents arising under the Loan Documents, (e) the occurrence of any breach by Borrower or an Event of Default, (f) Lender's transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) protest, proof of non-payment or default by Borrower, and (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guarantee, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

1.8	Payment of Expenses.

In the event that Guarantor should breach or fail to timely perform any provisions of this Guarantee, Guarantor shall be liable for Enforcement Costs (as defined below). As used herein, "Enforcement Costs" means all out-of-pocket costs and expenses (including court costs and reasonable attorneys' fees) actually incurred by Lender in the enforcement hereof or the preservation of Lender's rights hereunder. The covenant contained in this section 1.8 shall survive the payment and performance of the Guaranteed Obligations.

1.9	Effect of Bankruptcy.

In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guarantee given to Guarantor by Lender shall be without effect, and this Guarantee shall remain in full force and effect. It is the intention of Borrower and each Guarantor that

Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance.

1.10	Waiver of Subrogation, Reimbursement and Contribution.

Notwithstanding anything to the contrary contained in this Guarantee, unless and until the Guaranteed Obligations (other than unasserted contingent obligations) have been paid in full and, following the payment of such Guaranteed Obligations, until the expiration of the preference period during which such payment can be rescinded or required otherwise to be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights Guarantor may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guarantee.

1.11	Borrower.

The term "Borrower" as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR'S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor's obligations under this Guarantee shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1	Modifications.

Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

2.2	Adjustment.

Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor.

2.3	Condition of Borrower or Guarantor.

The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4	Invalidity of Guaranteed Obligations.

The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5	Release of Obligors.

Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, unless such release occurs as a result of the indefeasible payment of the Guaranteed Obligations, it being recognized, acknowledged and agreed by Guarantor that it may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guarantee on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations.

2.6	Other Collateral.

The taking or accepting of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7	Release of Collateral.

Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, wilful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8	Care and Diligence.

The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9	Unenforceability.

The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guarantee in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

2.10	Offset.

Any existing or future right of offset, claim or defense of Borrower against Lender, or any other Person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.11	Merger.

The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.

2.12	Preference.

Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

2.13	Other Actions Taken or Omitted.

Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

3.1	Benefit.

Guarantor is the beneficial owner of all of the common shares of Borrower and will receive, direct or indirect benefit from the making of this Guarantee with respect to the Guaranteed Obligations.

3.2	No Representation By Lender.

Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guarantee.

3.3	Guarantor's Financial Condition.

As of the date hereof, and after giving effect to this Guarantee and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

3.4	Legality.

The execution, delivery and performance by Guarantor of this Guarantee and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor, to the extent any such breach would be deemed reasonably likely to impair the ability of Guarantor to perform its respective obligations under this Guarantee.

3.5	Full and Accurate Disclosure.

No written statement of fact made by Guarantor to Lender prior to or on the date hereof, at the time made, contains any untrue statement of a material fact or omits to state any material fact necessary to make such statements not misleading.

3.6	Survival.

All representations and warranties made by Guarantor herein shall survive the execution hereof for so long as any Guaranteed Obligations remain outstanding.

3.7	Review of Documents.

Guarantor has examined the Loan Agreement, the Note and all of the other Loan Documents.

3.8	Litigation.

Except as otherwise disclosed to Lender, there are no proceedings pending or, to Guarantor's actual knowledge, threatened before any court or administrative agency which, if decided adversely to Guarantor, would materially adversely affect the financial condition of Guarantor or the authority of Guarantor to enter into, or the validity or enforceability of this Guarantee.

3.9	Enforceability.

This Guarantee is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights. Guarantor has received fair and adequate consideration for Guarantor to enter into this Guarantee.

3.10	Solvency.

Guarantor has (a) not entered into the transaction or executed this Agreement with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under this Agreement. The fair saleable value of Guarantor's assets exceeds and will, immediately following the making of the Loan, exceed Guarantor's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Guarantor's assets is and will, immediately following the making of the Loan, be greater than Guarantor's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Guarantor's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No petition in bankruptcy has been filed against Guarantor, and Guarantor has never made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Guarantor is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets, and Guarantor has no knowledge of any Person contemplating the filing of any such petition against it.

ARTICLE 4

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1	Subordination of All Guarantor Claims.

As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of Borrower to Guarantor, whether existing now or hereafter incurred, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor's payment of all or a portion of the Guaranteed Obligations. Upon the occurrence and during the continuance of an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

4.2	Claims in Bankruptcy.

In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon the Guarantor Claims. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3	Payments Held in Trust.

In the event that, notwithstanding anything to the contrary in this Guarantee, Guarantor should receive any funds, payment, claim or distribution which it is prohibited from receiving by this Guarantee, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4	Liens Subordinate.

Guarantor agrees that until such time as there is indefeasible payment in full of the Guaranteed Obligations, any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender and until such time as there is indefeasible payment in full of the Guaranteed Obligations, Guarantor shall not (a) exercise or enforce any creditor's right it may have against Borrower or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE 5

MISCELLANEOUS

5.1	Waiver.

No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guarantee, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

5.2	Notices.

Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee (a) if sent by mail, on the fourth day following the day such notice is deposited with the postal service first class certified mail, return receipt requested, addressed to the address, as set forth below, of the party to whom such notice is to be given; (b) if sent by telecopy, when transmitted (with confirmation of receipt) unless transmitted after 5:00 p.m. (at place of receipt) or not on a business day, in which case it shall be deemed received on the next following business day; or (c) if delivered by courier, when delivered. The addresses of the parties hereto are as follows:

(a)

Guarantor:

Prime Group Realty, L.P.

c/o Prime Group Realty Trust

77 Wacker Drive

Suite 3900

Chicago, Illinois 60601

Attention:	General Counsel
Telecopy No.:	(312) 917-1684

Confirmation No.: (312) 917-4237

with a copy to:

Prime Group Realty, L.P.

c/o The Lightstone Group LLC

326 Third Avenue

Lakewood, NJ 08701

Attention: Angela Mirizzi-Olsen

Telecopy No.: (732) 363-7183

Confirmation No.: (732) 367-0129, ext. 137

with a copy to:

Herrick Feinstein LLP

2 Park Avenue

New York, NY 10016

Attention:	Sheldon Chanales, Esq.
Telecopy No.:	(212) 545-3313

Confirmation No.: (212) 592-1472

(b)	Lender:

IPC Investments Holdings Canada Inc.

Suite 705

South Tower,

175 Bloor Street East

Toronto, Ontario M4W 3R8

Attention:	Gary Goodman
Telecopy No.:	(416) 929-5314

Confirmation No.: (416) 929-0108

with a copy to:

Davies Ward Phillips & Vineberg LLP

100 King Street West

1 First Canadian Place

44th Floor

Toronto, ON M5X 1B1

Attention:	Mitchell P. Finkelstein
Telecopy No.:	(416) 863-0871

Confirmation No.: (416) 863-0900

5.3	Governing Law.

This Guarantee shall be governed in accordance with the State of New York and the applicable law of the United States of America.

5.4	Invalid Provisions.

If any provision of this Guarantee is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guarantee, such provision shall be fully severable and this Guarantee shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guarantee, and the remaining provisions of this Guarantee shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guarantee, unless such continued effectiveness of this Guarantee, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.5	Amendments.

This Guarantee may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

5.6	Parties Bound; Assignment.

This Guarantee shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that no Guarantor may, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder.

5.7	Headings.

Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guarantee.

5.8	Recitals.

The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guarantee and shall be considered prima facie evidence of the facts and documents referred to therein.

5.9	Counterparts.

To facilitate execution, this Guarantee may be executed in as many counterparts as may be convenient or required. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guarantee to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

5.10	Other Defined Terms.

Any term utilized herein that is capitalized (other than for grammatical reasons) shall have the meaning specified for it in the Loan Agreement, unless such term is otherwise specifically defined herein.

5.11	Entirety.

THIS GUARANTEE EMBODIES THE FINAL AND ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR'S GUARANTEE OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTEE IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTEE, AND NO COURSE OF DEALING BETWEEN GUARANTORS AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTEE AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTORS AND LENDER.

5.12	Waiver of Right To Trial By Jury.

GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTEE, THE NOTE, THE LOAN AGREEMENT, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH GUARANTOR, AND IS INTENDED TO ENCOMPASS

INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH GUARANTOR.

5.13	Reinstatement in Certain Circumstances.

If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

IN WITNESS WHEREOF, this Guarantee is executed as of the day and year first above written.

PRIME GROUP REALTY, L.P., a Delaware limited partnership, by its general partner, Prime Group Realty Trust
by	/s/ David Lichtenstein
Name: David Lichtenstein
Title: Chairman of the Board

IPC INVESTMENTS HOLDINGS CANADA INC., an Ontario Corporation
by	/s/ Gary Goodman
Gary Goodman
Treasurer